UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2005

Electroglas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, CA 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

As of February 8, 2005, Electroglas, Inc. (the “Company”) entered into a Lease agreement for the premises at 5729 Fontanoso Way, San Jose, California 95138 (the “Lease”). The parties to the Lease are the Company, as tenant, and 5729 Fontanoso Way, LLC, a Delaware limited liability company, as landlord.

The term of the Lease extends for sixty months, subject to the Company’s option to renew. The Company intends to commence occupation of the leased premises, comprising approximately 78,119 square feet, during May 2005, whereupon it will cease to occupy its current headquarters. Monthly rent obligations increase from $0 to $23 thousand, $78 thousand, $82 thousand and $86 thousand over the term of the lease in accordance with the rent schedule set forth therein. In addition, the Company is obligated to pay for its share of common operating expenses and, if applicable, additional rent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: February 9, 2005	By:	/s/ Thomas E. Brunton Chief Financial Officer